EXHIBIT 23.1



CONSENT OF COOPERS & LYBRAND L.L.P.


We consent to the incorporation by reference of our report dated January 22, 1998, except for the fifth paragraph of Note 8, as to which the date is February 10, 1998, on our audits of the consolidated financial statements of Chesapeake Corporation and subsidiaries ("Chesapeake Corporation") as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-K, in the following registration statements on Form S-8:

  The Chesapeake Corporation of Virginia 1981 Stock Incentive Plan (File No. 2-71595)
  Salaried Employees' Stock Purchase Plan (File No. 33-14926)
  Hourly Employees' Stock Purchase Plan (File No. 2-79636)
  Chesapeake Corporation 1987 Stock Option Plan (File No. 33-14925)
  Chesapeake Corporation 401(k) Savings Plan for Salaried Employees (File No. 33-14927)
  Chesapeake Corporation 401(k) Savings Plan for Hourly Employees (File No. 33-26150)
  Chesapeake Corporation Non-Employee Director Stock Option Plan (File No. 33-53478)
  Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees (File No. 33-55558)
  Chesapeake Corporation 1993 Incentive Plan (File No. 33-67384)
  Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees (File No. 33-56473)
  Chesapeake Corporation Stock Purchase Plan for Hourly Employees of Wisconsin Tissue Mills Inc. (File No. 33-314189)
  Chesapeake Corporation 1997 Incentive Plan (File No. 333-30763)

We consent to the incorporation by reference in the registration statement on Form S-8 for the Hourly Employees' Stock Purchase Plan (File No. 2-79636) of our report dated March 3, 1998, on our audits of the balance sheet of the Hourly Employees' Stock Purchase Plan of Chesapeake Corporation as of November 30, 1997 and 1996, and the related statement of changes in plan equity for each of the three years in the period ended November 30, 1997, which report is included in the Annual Report on Form 11-K (Exhibit 99.1).


                         /s/ Coopers & Lybrand L.L.P.

Richmond, Virginia
March 23, 1998